Exhibit 99.(p)(9)

Lee Capital Management LP

CODE OF ETHICS

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Table of Contents

1. Purpose and Application of the Code of Ethics	1
2. Standards of Conduct	2
3. Delegation of Chief Compliance Officer Responsibilities	3
4. Reporting of Code Violations and Oversight Responsibility	3
5. Sanctions	4
6. Covered Persons and General Fiduciary Principles	4
7. Notification of Code Obligations	4
8. Written Acknowledgement	4
9. Modifications and Interpretations of the Code of Ethics	5
10. No LCM Liability for Losses	5
11. Confidential Information	5
12. Personal Securities Trading	6
13. Outside Business Activities	12
14. Reporting of Disciplinary and Other Information	13
15. Gifts/Benefits and Business Entertainment	14
16. Social Media	15
17. Personal Email and Electronic Communications	15
18. Communications with the Media	16
19. Press Releases	16
20. Seminars and Speaking Engagements	16
21. Insider Trading	17
22. Anti-Corruption	17
23. Political Contributions and Lobbying	17
Appendix I: Procedures and Policy Statement on Insider Trading	18
Appendix II: Anti-Corruption Policy	22
Appendix III: Political Contributions and Lobbying Policy	24
Exhibit A: Designation of Personnel	A-1
Exhibit B: Form of Acknowledgement under the Code of Ethics	B-1
Exhibit C: List of Personal Accounts	C-1
Exhibit D: Form of Pre-Clearance of Personal Securities	D-1
Exhibit E: Form of Pre-Clearance of IPO Investments	E-1
Exhibit F: Form of Pre-Clearance of Private Investments	F-1
Exhibit G: Form of Initial Holdings Report under the Code of Ethics	G-1
Exhibit H: Form of Annual Holdings Report under the Code of Ethics	H-1
Exhibit I: Quarterly Transaction Report for Access Persons	I-1
Exhibit J: Form of Nondiscretionary Account Exemption	J-1
Exhibit K: Request for Approval of Outside Activities	K-1
Exhibit L: Annual Outside Activity/Insider Disclosure Statement	L-1
Exhibit M: Form of Disciplinary Questionnaire	M-1
Exhibit N: Notification of Benefits/Gifts Received	N-1
Exhibit O: Attestation Relating to Permitted Electronic Communications	O-1
Exhibit P: Foreign Corrupt Practices Act (“FCPA”) Compliance – Pre-Clearance Form	P-1
Exhibit Q: Form of Pre-Clearance and Notification of Political Contributions	Q-1
Exhibit R: Form of Political Contribution Disclosure for New Hires	R-1

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1.	Purpose and Application of the Code of Ethics

This Code of Ethics (“Code”) applies to Lee Capital Management LP (“LCM”) and certain affiliates, including LCM Advisors LLC (“Advisors”) and LCM Partners LLC (“Partners”) and sets forth standards of business conduct that LCM requires of all its supervised persons. The Code is intended to assist LCM and its supervised persons in complying with the requirements of Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”), the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended as well as provisions of the federal securities laws pertaining to insider trading. As such, the Code is reasonably designed to (a) minimize conflicts of interest, and even the appearance of conflicts of interest, between the personnel of LCM and its clients; (b) assist personnel such that their personal securities transactions are made in compliance with applicable securities laws; (c) prevent violations of the federal securities laws; and (d) effect the principles of conduct set forth below.

The Code has also been adopted by LCM in the context as an adviser to a Registered Investment Company (or, “RIC”) under Rule 17j-1 of the Investment Company Act of 1940, as amended (“1940 Act”). The Code reinforces fiduciary principles and sets forth standards of conduct in connection with advising investment companies that are registered under the 1940 Act, including the obligation to put the interests of clients first, restrictions on personal trading and reporting of personal securities transactions and holdings. Additionally, LCM will:

●	provide a copy of the Code and changes thereof to the Chief Compliance Officer (“Fund CCO”) of the RIC and the Board of Trustees/Directors when requested;

●	provide a copy, with reasonable notice, of any material changes to the Code; and provide periodic certifications and reports to the Investment Company regarding the Code and any violations thereof as requested.

In addition, Rule 17j-1 under the 1940 Act also requires each investment adviser to a RIC to adopt a written code of ethics containing provisions reasonably necessary to prevent the adviser and its Employees from:

-	Employing any device, scheme or artifice to defraud the RIC;

-	Making any untrue statement of a material fact to the RIC or omit to state a material fact necessary in order to make the statements made to the RIC, in light of the circumstances under which they were made, not misleading;

-	Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the RIC; and

-	Engaging in any manipulative practice with respect to the RIC.

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-	As required by Rule 17j-1(c)(2)(ii), no less frequently than annually, the Firm shall furnish to the board of directors/trustees of the RIC, a written report that:

LCM provides investment advice on a discretionary basis to privately offered investment vehicles which are offered pursuant to exemptions from registration under both the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”) (each a “Fund” and collectively referred to as the “Funds”) in accordance with the terms of the investment management agreement and other documents governing of each Fund. LCM also provides discretionary investment advisory services to certain clients through separately managed accounts or other similar structures. Further, LCM provides non-discretionary investment advisory services to registered investment advisers, corporations and other legal entities.

Nothing in the Code prohibits any Supervised Person from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the SEC, the Congress, and any agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Supervised Persons are not required to seek or obtain the prior authorization of LCM before making any such report or disclosure, and Supervised Persons are not required to notify LCM that they have made such a report or disclosure.

2.	Standards of Conduct

The Chief Compliance Officer administers this Code and all questions regarding this Code should be directed to the Chief Compliance Officer. You must cooperate with the Chief Compliance Officer to enable (i) LCM to comply with applicable federal securities laws, and (ii) the Chief Compliance Officer to discharge his or her duties under the Code.

All personnel must abide by the following standards of conduct:

●	Conduct yourself with integrity and dignity and act in a professional and ethical manner in all dealings on behalf of LCM.

●	Comply with applicable federal securities laws.

●	Act with competence and strive to maintain and improve your competence.

●	Use proper care and exercise independent professional judgment in the execution of your duties.

●	Avoid actions or relationships that might conflict or appear to conflict with job responsibilities or the interests of LCM and its clients.

The reputation of LCM is fundamental to our continued success. Each of us has a personal responsibility to make sure that our dealings with clients, investors, and government and regulatory agencies reinforces and enhances our reputation. Ethical conduct means more than just complying with the laws and regulations that apply to our business. It also means being honest and ethical in everything we do.

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This Code is intended to help address potential compliance issues, including conflicts of interest, in a systematic way. However, LCM expects you to go beyond the letter of this Code and remain sensitive to the need to avoid improper conflicts of interest, or even the appearance of such conflicts of interest, that are not expressly addressed by this Code. LCM requires each of us to conduct business in accordance with the highest ethical standards and in accordance with applicable laws, regulations, and LCM policies, including the requirements of this Code.

It is not possible to provide a precise, comprehensive definition of a conflict of interest. However, one factor that is common to many conflict of interest situations is the possibility that one’s actions or decisions will be affected because of an actual or potential divergence between his or her personal interests and those of LCM or its clients. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to LCM or its clients and regardless of the motivation of the employee involved. In all cases, if a conflict situation arises between an employee and our clients, the interests of our clients shall prevail. Any person governed by this Code who is unsure if a particular act or action creates a conflict is strongly encouraged to consult with the Chief Compliance Officer prior to engaging in such conduct.

3.	Delegation of Chief Compliance Officer Responsibilities

The responsibilities of the Chief Compliance Officer under this Code may be delegated by the Chief Compliance Officer, in his or her discretion. However, the Chief Compliance Officer will remain responsible for any delegated functions and should keep apprised of such delegated functions.

4.	Reporting of Code Violations and Oversight Responsibility

Any violations of this Code must be promptly reported to the Chief Compliance Officer and, where appropriate, a member of the Management Board of Advisors (“Management Board”)(as set forth in Exhibit A) of LCM.

The Management Board shall have general oversight responsibility for monitoring compliance with this Code. The Chief Compliance Officer shall have certain responsibilities as set forth in the Code, including the review of brokerage and transaction information and pre- clearance requests.

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5.	Sanctions

Upon discovering a violation of this Code, LCM, including the Management Board (and the Chief Compliance Officer, may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension, or termination of employment.

6.	Covered Persons and General Fiduciary Principles

The requirements of the Code apply to all partners, officers, and personnel of LCM and any employee or other supervised person of LCM (“Access Persons”)1 who (i) has access to non-public information regarding any clients purchase or sale of securities, or non-public information regarding the holdings of any client; or (ii) is involved in making securities recommendations to clients or has access to such recommendations that are non-public. All employees of LCM are deemed Access Persons. LCM and its Access Persons have general fiduciary obligations that shall govern their activities as set forth in this Code. In particular, the following fiduciary principles shall govern the activities, including the personal investment activities, of all Access Persons:

●	At all times, place the interests of our clients before your own personal interests;

●	Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of your position of trust and responsibility; and

●	Do not take any inappropriate advantage of your position with or on behalf of LCM or our clients.

7.	Notification of Code Obligations

The Chief Compliance Officer shall be responsible for notifying Access Persons of their obligations under this Code and for providing a copy of this Code to all Access Persons. A form of the notification shall take place through, among other things, regular electronic dissemination of the Code in a manner determined by the Chief Compliance Officer.

8.	Written Acknowledgement

Pursuant to Rule 204A-1(a)(5) of the Advisers Act, all Access Persons will be required to acknowledge, in writing, (which may be electronic) as soon as possible following their initial hire date and on at least an annual basis thereafter, their receipt of the Code and any amendments and that they have read and understand the Code. A form of LCM’s acknowledgement is attached at Exhibit B.

[1]	The Code may also apply to certain consultants or third party vendors who provide specific services to LCM and/or its clients and also may be in possession of confidential information of LCM due to the services they provide. Application of the Code to such persons will be made by LCM, as may be appropriate.

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9.	Modifications and Interpretations of the Code of Ethics

LCM reserves the right to add to, modify, or eliminate policies as LCM, and the members of the Management Board, may decide, in its sole discretion. Resolutions of any questions, interpretations, waivers, or application of the requirements in this Code will be made in the sole and absolute discretion of the Chief Compliance Officer and members of the Management Board.

10.	No LCM Liability for Losses

LCM will not be liable to any Access Person for any expenses, damages, losses, lost profit potential or profits avoided arising out of or relating to the application or enforcement of the Code. Access Persons must understand that their ability to buy and sell investments is limited by this Code.

11.	Confidential Information

Federal law generally makes it illegal for any person, either personally or on behalf of others, to trade in securities while in possession of material, nonpublic information. It is also generally illegal to communicate (to “tip”) material, nonpublic information to others so that they may trade in securities while in possession of that information. These illegal activities are commonly referred to as “insider trading.” All Access Persons are expected to review the Procedures and Policy Statement on Insider Trading, (attached as Appendix I) for a full discussion of what constitutes material, nonpublic information and the laws and requirements relating to insider trading.

In particular, you must continually remain aware that securities holdings, portfolio transactions, investor, and related information of the Funds are confidential information of LCM and subject to the Code and the Procedures and Policy Statement on Insider Trading.

Notwithstanding the foregoing or anything else in this Code, nothing herein shall prohibit any Access Person from reporting or otherwise disclosing possible violations of federal law or regulation to any governmental agency or entity, nor is the Access Person required to provide LCM notice of any such report or disclosure.

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12.	Personal Securities Trading

LCM has adopted the policies in this Section 12 relating to personal securities trading. It is the responsibility of each Access Person to ensure that a particular securities transaction, which includes securities and in general any instrument commonly known as a security, being considered for his or her Personal Account is not subject to a restriction contained in this Code otherwise prohibited by any applicable laws. Regardless of these requirements, Access Persons are prohibited from trading (or tipping others to trade) in a security while in possession of material, nonpublic information relating to that security or its issuer. In addition, no personal securities transaction may be conducted in the securities of any issuer on the Restricted List, except under the Special Situations in Section 12.C below.

A.	Reportable Securities and Accounts

The requirements of this Section 12 apply to any transaction in a Reportable Security in a Personal Account.

A Reportable Security is any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act2 , EXCEPT that it does not include:

●	direct obligations of the Government of the United States;

●	money market instruments - bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

●	shares issued by money market funds;

●	shares issued by open-end funds (mutual funds); provided that such funds are NOT advised by LCM or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with LCM;

●	shares issued by unit investment trusts that are invested exclusively in one or more open-end funds; provided that such funds are NOT advised by LCM or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with LCM;

For the avoidance of doubt, Access Persons should note that ETFs are Reportable Securities.

[2]	Under the Advisers Act, a “security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

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LCM Access Persons may freely trade the following large cap, diversified ETF’s with the specific market value limits per day noted:

●	SPY - $250,000 market value limit

●	QQQ - $250,000 market value limit

The purchase or sale of a security includes the writing of an option to purchase or sell the security.

A Personal Account means any account in which an Access Person has beneficial ownership. Upon receipt of this Code each Access Person will be required to provide a comprehensive list of all Personal Accounts to the Chief Compliance Officer. Please see Exhibit C for the List of Personal Account reporting form. Access Persons will also be required to re-attest to their list of Personal Accounts within the Annual Holdings Report contained in Exhibit H

Beneficial Ownership has the same meaning as that term is defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“Exchange Act”) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act. This means that you should generally consider yourself the beneficial owner of any securities in which you have a direct or indirect pecuniary interest.

B.	Related Persons

Each of the following are considered Related Persons for purposes of the Code.

●	your spouse (other than a legally separated or divorced spouse and you do not contribute in any material way to their support);

●	your minor children;

●	any individuals who live in your household and over whose purchases, sales or other trading activities you exercise control or investment discretion ;

●	any persons to whom you provide primary financial support, and either: (i) whose financial affairs you control; or (ii) for whom you provide discretionary advisory services;

●	any other person who through any contract, arrangement, understanding or relationship provides you with sole or shared voting or investment power over such securities.

Accounts maintained by or for Related Persons (“Related Accounts”) are considered Personal Accounts under the Code.

The Code also applies to the following Personal Accounts of all Access Persons maintained by or for:

●	any trust or other arrangement which names the Access Person as a beneficiary; and

●	any partnership, corporation or other entity of which the Access Person is a director, officer or general partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

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C.	Pre-Approval of Reportable Securities, IPOs and Private Placements

An Access Person may purchase securities in a Reportable Security (as defined in Section 12.A above) only if the Access Person obtains the prior written approval (which may be electronic) of the Chief Compliance Officer with the exception of personal trading in futures contracts and the large cap ETF’s as limited and noted in 12. A. above. The granting of pre-approval shall be valid for one business day.

To request such approval, the Access Person must complete and sign the Pre-Clearance of Reportable Security, a form of which is attached at Exhibit D.

Thirty (30) Day Holding Period. Where an Access Person is granted approval to purchase securities in a Reportable Security, there shall be a 30-day holding period. This means that the Reportable Securities requiring preapproval must be held by the Access Person or Related Person in a Personal Account for a minimum of 30 calendar days before selling any amount of such Reportable Securities. Any exception to the 30-day holding period must be for good cause and obtained in writing from the Chief Compliance Officer.

In addition, an Access Person may acquire a direct or indirect beneficial ownership interest in securities in an initial public offering (“IPO”) only if the Access Person obtains the prior written approval (which may be electronic) of the Chief Compliance Officer. To request such approval, the Access Person must complete and sign the Pre-Clearance of IPO Investments, a form of which is attached at Exhibit E.

Further, an Access Person may purchase securities in a Private Placement (as defined below) only if the Access Person obtains the prior written approval (which may be electronic) of the Chief Compliance Officer. To request such approval, the Access Person must complete and sign the Pre-Clearance of Private Investments, a form of which is attached at Exhibit F.

A “private placement” means an offering that is exempt from registration under the Securities Act of 1933 (“1933 Act”) pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, 505 or 506 under the 1933 Act. Private placements include, among other things, offerings of hedge funds, private equity funds and venture capital deals.

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D.	Account and Transaction Reporting

Access Persons are required to submit certain reports relating to their Personal and Related Accounts to the Chief Compliance Officer, as set forth below.

i.	Initial Holdings Report

Not later than 10 calendar days after a person becomes an Access Person (typically, within 10 days of employment), he or she must report to the Chief Compliance Officer

(a)	their current securities holdings with the following content for each Reportable Security that the Access Person has any direct or indirect beneficial ownership:

●	title and type of Reportable Security;

●	the exchange ticker symbol or CUSIP (as applicable);

●	number of shares; and

●	principal amount of each Reportable Security and Private Placement in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(b)	the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Reportable Securities are held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(c)	the date that the report is signed and submitted by the Access Person.

Access Persons must attach the most recent statement (which statement must be current as of a date, for Reportable Securities, not more than 45 days prior to the date of submission) for each Access Person and Related Account to a completed and signed Initial Holdings Report (a form of which is attached at Exhibit G).

ii.	Annual Holdings Reports

On an annual basis, all Access Persons must report their current Reportable Securities holdings that include

●	the title and type of Reportable Security;

●	the exchange ticker or symbol or CUSIP number (as applicable);

●	number of shares;

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●	principal amount of each Reportable Security and Private Placement involved;

●	the name of any broker, dealer or bank with whom the Access Person maintains an account in which any holdings for the direct or indirect benefit of the Access Person; and

●	the date that the report is signed and submitted by the Access Person.

The Annual Holdings Report is to be submitted no later than January 30th each year, and reflect such Access Persons securities holdings as of December 31st of the previous year.

Access Persons are responsible for providing such information within the timeframe of this section by providing a signed Annual Holdings Report, attached at Exhibit H.

iii.	Quarterly Compliance Reports

Each Access Person must verify that Quarterly Compliance Reports are accurately capturing their account and trade information for Personal and Related Accounts.

With respect to any transaction in a Reportable Security in which the Access Person had any direct or indirect beneficial ownership:

●	the date of the transaction;

●	the title of Reportable Security;
●	the exchange ticker symbol or CUSIP number of the Reportable Security (as applicable);
●	interest rate or maturity date (if applicable);
●	number of shares;
●	principal amount of each Reportable Security involved;
●	the nature of the transaction (purchase, sale or any other type of acquisition or disposition);
●	the transaction price at which the transaction was effected;
●	the name of the broker, dealer or bank with or through which the transaction was effected;
●	the date upon which the Access Person submitted the report.

Access Persons must submit to the Chief Compliance Officer a Quarterly Transaction Report no later than 30 days after the end of each calendar quarter. A form of the Quarterly Transaction Report is attached as Exhibit I to this Code of Ethics.

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Where electronic account information is not available or upon the discretion of the Chief Compliance Officer, an Access Person may satisfy this requirement by providing copies of regular account statements for each Personal and Related Account and Private Placement statement upon the approval of the Chief Compliance Officer.

iv.	Submission of Trade Confirmations and Account Statements

Every Access Person must direct his or her broker, bank or other financial institution to provide LCM with brokerage and transaction information for Personal and Related Accounts. LCM will obtain this information manually through hard-copy statements and trade confirmations sent directly to the Chief Compliance Officer.

v.	New Account Notification

Access Persons are required to notify the Chief Compliance Officer prior to opening any Personal or Related Account. You are required to provide prompt written notification and take actions to report such new account(s) in accordance with this Section 12.

E.	Exempted Transactions

The following transactions are not subject to the specific requirements of Section 12 of this Code:

●	Transactions effected in any account over which the Access Person or a Related Person has no direct or indirect investment discretion, influence or control[3] by virtue of the Access Person having provided discretionary investment authority over such account to a third party investment manager or trustee (such account, a “Non- Discretionary Account”) are exempt from the pre-clearance requirement. However, transactions and holdings in such Non- Discretionary Accounts are required to be disclosed via the Quarterly Transaction Reports and the Annual Holdings Reports

Prior to relying on this exemption, you must complete the Non- discretionary Account Certification obtained upon request to the Chief Compliance Officer. You will be required to provide any information requested by the Chief Compliance Officer with respect to any account relying on this exemption, which may include account statements. A form of the Non-discretionary Account Certification is set forth at Exhibit J.

[3]	No direct or indirect influence or control” over an account means that the employee does not: (i) suggest purchases or sales of investments in such account to the applicable third party investment manager or trustee who has been granted discretionary investment authority over such account; or (ii) direct such third party investment manager or trustee to purchase or sell investments on behalf of such account (including directing or advising such investment manager or trustee in regards to the relative allocation of the account’s assets to specific investments vis-à-vis other investments).
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●	Transactions which are part of an automatic investment plan. An automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

With respect to any transactions effected pursuant to an automatic investment plan, (i) Quarterly Transaction Reports are not required to be submitted (although holdings need to be included on Initial and Annual Holdings Reports) and (ii) such transactions are not subject to the pre-clearance requirements.

13.	Outside Business Activities

A.	Notification and/or Approval of Outside Activities

Access Persons must obtain the written approval of the Chief Compliance Officer prior to engaging in any material business activities outside of their employment at LCM. A request for approval of outside activities is provided in Exhibit K,

Access Persons will need to provide information about: (i) the nature of the outside business activities; (ii) the name of the organization; (iii) any compensation; and (iv) the time demands of the activities. All Access Persons will also be required annually update LCM of his or her business activity(ies). A form of the annual update is provided in Exhibit L to this Code and must be provided to the Chief Compliance Officer upon completion. The Chief Compliance Officer, will distribute, review and ensure that: (i) such outside activity notification forms and approval requests are properly completed and (ii) there are no issues which may give rise to a material, potential or actual conflict of interests relating to reported outside activity.

Access Persons of LCM should note that pre-approval will not be required for outside activities related to charities, non-profit organizations/clubs or civic/trade associations. However, Access Persons will still need to summarize/update such activities on the annual update form.

B.	Service as a Director

No Access Person shall serve as a director of an investment, investment services or publicly-traded company without prior written authorization (which may be electronic) from the Chief Compliance Officer. Any such authorization granted shall be based upon a determination that such board service would not cause or result in any conflicts of interest with LCM’s business.

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Officers, directors and 10% or greater stockholders of public companies are subject to additional restrictions and requirements under the federal securities laws. If you have any questions about the applicability of these restrictions and requirements, please consult with the Chief Compliance Officer.

Access Persons who serve as a director of a publicly-traded company will be subject to certain confidentiality and other policies of such company.

C.	Insider Relationships

Access Persons are required to disclose the name of any company or organization of which a Related Person (as defined in Section 12) is an executive officer or director or where such Related Person is an “insider” of a publicly traded company or may regularly be in possession of material, nonpublic information.

14.	Reporting of Disciplinary and Other Information

Access Persons are required to complete and return the Disciplinary Reporting (DR) questionnaire to the Chief Compliance Officer upon receipt of the Code for current Access Persons, and upon hire for new Access Persons. Thereafter on an annual basis, Access Persons are required to provide the Chief Compliance Officer with an acknowledgement in Exhibit M reaffirming that his/her representations in the disciplinary questionnaire remain accurate. The Chief Compliance Officer, will distribute, review and ensure that: (i) such disciplinary questionnaires are properly completed by every Access Person of the firm, with annual acknowledgements thereafter, and (ii) that there are no reported instances which may give rise to a disclosure obligation on the part of LCM, and, if so, that any disciplinary events that are considered material and thus reportable, are properly disclosed to investors, as deemed necessary.

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15.	Gifts/Benefits and Business Entertainment

Gifts/Benefits

LCM recognizes the potential conflicts of interest when Supervised Persons of the firm give and/or receive gifts, entertainment, or other items of value to/from any person or entity that does business with the firm. The overriding principle is that Supervised Persons will not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence decision-making or make the Supervised Person feel beholden to another person or firm. Similarly, Supervised Persons will not offer gifts, favors, entertainment or other things of value that may be viewed as overly generous or aimed at influencing decision- making or making a client or perspective client feel beholden to the firm. Therefore, LCM has adopted the following policies and procedures regarding giving and/or receiving gifts and entertainment:

1.	Supervised Persons will not give a gift to any client, vendor, potential vendor or anyone else that does business or seeks to do business with the firm in excess of $100 per calendar year per person/entity, without prior approval from the CCO. All gifts given must be reported to the CCO.

2.	Supervised Persons will not make gifts to potential clients with the exception of de minimis items that would be considered exclusions under these policies (see below).

3.	Supervised Persons will not accept any gift or other items of value from any client, potential client, vendor, potential vendor or anyone else that does business with or seeks to do business with the firm that is in excess of $100 per calendar year per person/entity, without approval from the CCO. All gifts received must be reported to the CCO.

4.	Cash and/or cash equivalents will never be offered or accepted, regardless of the amount. For purposes of this policy, gift cards are not considered cash equivalents.

5.	For purposes of this policy, charitable contributions shall be treated according to the same standards and dollar limits as gifts.

Entertainment

Supervised Persons will not provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with the firm. Supervised Persons may occasionally provide or accept a business entertainment event, such as a dinner, sporting event, or concert of reasonable value, as well as any transportation and/or lodging accompanying or related to such activity or event. The giver and receiver shall both be present during the entertainment.

Subject to the foregoing, this policy is not intended to prohibit legitimate business entertainment (i.e. occasional dinners, sporting, concert or customary entertainment events and other activities) where business matters are actually discussed AND where such business or potential business counterparties are present.

Additional Restrictions

Additional restrictions on Gifts may apply to Access persons who are registered as “lobbyists” in connection with their solicitation and investor relations activities with pension plans of certain states or cities.

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Access Persons should use good judgment to avoid any Gifts that may place LCM in a difficult, embarrassing or conflict situation with LCM’s clients. Access should discuss any questions they may have regarding Gifts with the Chief Compliance Officer prior to giving or accepting such Gifts.

16.	Social Media

Access Persons are responsible for all content they post on blogs, chat rooms, or other social networking websites. Access Persons may disclose that they are employees of LCM and their job title, but may not disclose any other information regarding their job function or LCM’s business without the prior written consent of the Chief Compliance Officer. Additionally, Access Persons may not accept “Endorsements” on their LinkedIn pages.

Access Persons are expressly prohibited from referencing any clients, service providers, other employees, or the Funds including any reference to performance statistics.

It should be noted that as an investment adviser, LCM is subject to SEC rules regarding advertising. If a post were deemed to be an advertisement, there could be serious consequences for LCM.

In addition, Access Persons should show proper consideration for others’ privacy and for topics that may be considered objectionable or inflammatory, Access Persons must be aware that, even when acting in a personal capacity, their conduct may be associated with LCM and inappropriate conduct could be damaging to LCM’s reputation and business. As such, Access Persons are expected to communicate in a professional and appropriate manner at all times

17.	Personal Email and Electronic Communications

Access Persons are prohibited from using an email account other than their leecapitalmgmt.com account for business related purposes. The use of Instant Messaging (“IM”) technology, also known as Chat, and Text messaging are NOT permitted for business purposes other than specific users of Instant Bloomberg who have been authorized to use Instant Bloomberg by the Chief Compliance Officer. Access Persons are required to acknowledge these requirements in writing by signing the Permitted Electronic Communications Attestation, a form of which is attached at Exhibit O.

All e-mail must be appropriate in both tone and content. Access Persons should be mindful of the fact that all e-mails sent and received through their LCM computer will be archived and subject to periodic review by the Chief Compliance Officer or a Designated Person. As such, these electronic communications will be archived pursuant to LCM’s record-keeping responsibilities under Rule 204-2 of the Advisers Act.

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18.	Communications with the Media

LCM and its Access Persons must exercise particular caution when communicating with the press. A member of LCM’s investment staff may be asked to provide information or to be interviewed by members of the press, either with respect to activities of LCM or to provide commentary on the securities markets generally. You must be aware of the following:

●	Duty to Clients. We have a fiduciary duty to our clients to consider their best interests.

●	Be and Appear to Be Truthful. If any Employee makes statements to the press that are untrue or misleading, LCM and such Employee may suffer severe consequences. Truthful statements to the press may have negative consequences if other facts and circumstances suggest that these statements were untrue or were intended to mislead others. Before making any statement to the press, you must contact the Chief Compliance Officer or a member of the Management Board.

●	Special Considerations Regarding the Funds. Access Persons, except the Management Board, are prohibited from making statements to the press or other public disclosures about the Funds without prior approval from the Chief Compliance Officer or a member of the Management Board.

●	Do Not Disclose Information on Performance. Certain materials that include information about LCM’s performance (including materials used by LCM for presentations to prospective clients) are subject to rules governing the way in which performance data is presented and the disclaimers that accompany performance data. External requests for performance data must be forwarded to the Chief Compliance Officer for review prior to providing any performance information.

19.	Press Releases

For purposes of this Code, a “press release” means a public relations statement about LCM that is issued by LCM with the goal that portions of the statement will be reprinted, summarized or discussed in various media outlets. All press releases, whether prepared by LCM or an independent third party, must be approved by the Chief Compliance Officer or a member of the Management Board prior to dissemination.

20.	Seminars and Speaking Engagements

Due to strict legal and regulatory requirements, Access Persons must not communicate with the media or through other public forums (such as websites, newsletters, seminars or conferences) regarding the Funds without first having such communications approved by a member of the Management Board.

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21.	Insider Trading

Section 204A of the Advisers Act requires LCM to establish, maintain, and enforce written policies and procedures reasonably designed to prevent misuse of material, non-public information. LCM has adopted procedures and a policy statement on insider trading, the Procedures and Policy Statement on Insider Trading, attached at Appendix I. All Access Persons are required by this Code to read and familiarize themselves with their responsibilities and obligations under the Procedures and Policy Statement on Insider Trading.

22.	Anti-Corruption

Access Persons are required to comply with the Anti-Corruption Policy, attached at Appendix II.

23.	Political Contributions and Lobbying

Access Persons are required to comply with the Political Contributions and Lobbying Policy, attached at Appendix III.

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Appendix I: Procedures and Policy Statement on Insider Trading

Lee Capital Management LP

Procedures and Policy Statement on Insider Trading

The following policies have been established to aid Access Persons (as defined in the Code of Ethics) and other persons associated with LCM in avoiding “insider trading,” generally in the securities of publicly traded companies. All Access Persons and other persons must follow these policies or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have a question about these procedures, you should contact the Chief Compliance Officer.

I.	Description of Insider Trading

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not someone is an “insider”) and to communications of material nonpublic information to others.

While the law concerning “insider trading” is not static, it is generally understood that the law prohibits:

●	trading by an insider while in possession of material nonpublic information; or

●	trading by a non-insider while in possession of material nonpublic information, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

●	the communication of material nonpublic information to others.

The elements of “insider trading” and the penalties for such unlawful conduct are discussed below.

A.	Who is an Insider?

The concept of “insider” is broad. It includes all employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountant, consultants, bank lending officers and the employees of such organizations. In addition, an employee of LCM may become a temporary insider for a company it advises or for which it performs other services, including service on the board of directors or in another capacity, such as an officer or if LCM has received information under a confidentiality agreement.

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B.	What is Material Information?

Trading while in possession of material inside information could be the basis for significant civil or criminal legal liability by you or LCM. “Material information” is generally defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that Access Persons should consider material includes but is not limited to:

●	dividend changes;
●	projections of future earnings or losses;
●	changes in previously released earnings estimates;
●	news of a pending or proposed merger, acquisition, disposition, investment, joint venture or other purchase or sale of assets;
●	obtaining or losing important contracts, customers or suppliers;
●	major litigation;
●	important product developments or discoveries;
●	liquidation problems;
●	extraordinary management developments.

Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S. 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or not.

In 2011, the Supreme Court reaffirmed that determining materiality requires a fact- specific inquiry. In Matrixx Initiatives, Inc. et al. v. Siracusano ( March 22, 2011), the Court found that a shareholder class could state a claim under the federal securities laws for a pharmaceutical company’s failure to disclose even statistically insignificant adverse events associated with its product stating that no bright-line test exists for determining materiality.

No simple test exists to determine if information is material. However, please be aware that if securities transactions in which you engage become the subject of scrutiny, such transactions will be viewed after the fact and with the benefit of 20/20 hindsight. Therefore, before engaging in any transaction, you should carefully consider how such transaction will appear or could be viewed by others, including regulators.

C.	What is Nonpublic Information?

Information is considered to be nonpublic unless it has been effectively disclosed in the public domain or at least to the relevant counter-parties in a transaction. Examples of effective disclosure include public filings with the Securities and Exchange Commission (“SEC”), information appearing in publications of general circulation, company press releases, and company meetings with members of the press and public. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public When nonpublic information becomes disclosed in the public domain, there must also be adequate time for the market as a whole to respond to the information.

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D.	Penalties

Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

●	civil injunction;
●	disgorgement of profits;
●	jail sentence;
●	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited;
●	fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the profit gained or loss avoided; and
●	SEC administrative sanctions.

In addition, any violations of these Procedures and Policy Statement on Insider Trading will also subject Access Persons to the sanctions described in Section 13 of the Code of Ethics.

II.	Identifying Inside Information

Before an Employee enters into a transaction in the securities of a publicly traded company about which he or she may have potential inside information, the following questions must be resolved:

A.	Is the information material? Is this information that an investor would consider important in making his or her investment decision? Is there a substantial likelihood that the disclosure of an omitted fact would be viewed by a reasonable investor as having significantly altered the total mix of information made available? Is this information that would substantially affect the market price of the securities if generally disclosed?

B.	Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation?

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If, after considering these factors, the Employee believes that the information is material and nonpublic, or if he or she has any questions as to whether the information is material and nonpublic, the employee must take the following steps:

●	report the matter immediately to the Chief Compliance Officer;

●	refrain from purchasing or selling the securities in a personal securities transaction or on behalf of others, including client accounts;

●	refrain from communicating the information inside or outside LCM, other than to the Chief Compliance Officer, or in his or her absence, a member of the Senior Management Team; and

●	after the Chief Compliance Officer and the Senior Management Team have reviewed the issue, the Employee will be instructed to continue the prohibitions against trading and communications, or will be allowed to trade on and communicate the information.

The rules in the preceding paragraph do not apply to the use of portfolio information in transactions for any of the clients, in the conduct of LCM business or for certain reporting by LCM to clients, Fund investors and others. However, Access Persons must immediately report to the Chief Compliance Officer any misuse of confidential information relating to the activities of clients.

III.	Restricting Access to Material Nonpublic Information

Information in the possession of any Access Person that may be considered material and nonpublic may not be communicated to anyone, including persons within LCM, except as provided in Section II above, provided that client portfolio information may, as appropriate in the conduct of LCM business, be provided to LCM personnel, service providers to LCM, including the Administrator, clients, and attorneys, accountants, consultants, and other professional advisers to LCM. Also, certain investors, including Fund investors, may be provided with information in accordance with and subject to confidentiality restrictions contained in certain limited partnership agreements, investment management or other agreements. Any documents which may be considered material, nonpublic information should be safeguarded, including electronic access to such materials.

IV.	Rumors

Access Persons should not engage in the spreading of false rumors that may affect the market price of a security nor engage in market manipulation or front-running activities. LCM and its employees should not engage in any transactions for the purpose of manipulation—i.e., raising, lowering, or maintaining the price of a financial instrument or creating a false appearance of active trading in a financial instrument. LCM should not engage in transactions based on rumors created to deliberately influence the market for a financial instrument.

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Appendix II: Anti-Corruption Policy

Lee Capital Management, LP

Anti-Corruption Policy under the Foreign Corrupt Practices Act

A.	Background and Requirements

The U.S. Foreign Corrupt Practices Act (“FCPA”) generally prohibits U.S. companies from bribing foreign officials for government contracts and other business. Other countries in which Lee Capital Management, LP conducts business may also have anti-corruption and similar laws and requirements to which employees may become subject due to their business activities.

The FCPA specifically prohibits, among other things, payments by or on behalf of (1) issuers whose securities are registered on U.S. exchanges, (2) U.S. nationals, resident aliens, or entities that are organized under the laws of any of the states or territories of the United States or whose principal place of business lies within the United States, or (3) any individuals or entities using the instrumentalities of U.S. interstate commerce, directly or indirectly, to “any foreign official for the purpose of inducing such foreign official to use his [or her] influence with a foreign government or instrumentality thereof to effect or influence any act or decision of such government or instrumentality.”

A “foreign official” means “any officer or employee of a foreign government or any department, agency or instrumentality thereof.” Regulators broadly interpret this term to include not just government officials, but also employees of state-owned entities, even if employees or entities do not perform what would commonly be perceived to be government functions. For example, employees of a non-U.S. government-owned bank, employees of state-owned oil and oil services companies, and employees of a private company in which a foreign government had a controlling ownership stake have been considered foreign officials. Thus, employees of any enterprise, organization, or entity controlled by a non-US government entity are likely to be viewed as foreign officials.

The FCPA also contains broad third-party payment provisions under which the actions of foreign subsidiaries and other third parties (such as agents, consultants, distributors, and joint venture partners) can result in FCPA liability to a parent company or the entity engaging the third-party.

B.	Procedures for Complying with the FCPA

Access Persons are required to comply with the following procedures:

1.	General Prohibition

Unless you have the prior written approval of the Chief Compliance Officer, you are prohibited from making any payments to, or otherwise conferring benefits on, directly or indirectly, any foreign officials. The definition of a “foreign official” (defined above) is broadly interpreted for purposes of this policy.

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Payments include benefits, such as travel or entertainment. They also include gifts, discounts, consulting fees, use of materials, facilities or equipment, lodging, insurance benefits, and promise of future employment, as well as providing anything of value to a third party where the government official is likely to derive value; for example, giving a gift to a family member of a foreign official or providing a suggested donation to a charity favored by the official.

Indirect payments include payments to placement agents, consultants or other third parties, while knowing that, or deliberately disregarding indications that, the payee would pass monies on to a foreign official to gain access to, or benefits from, an investment fund or other government business. A form of FCPA pre-clearance is provided in Exhibit P

2.	Dealings with Sovereign Wealth Funds.[4]

You must be prudent in your dealings with foreign government officials and entities that could be considered sovereign wealth funds (or other state-owned entities), including in seeking investments from such individuals and entities and in connection with efforts to transact business with such funds. You must comply with the prohibitions of this policy in such interactions and you must use prudence in any actions that could be considered conferring any direct or indirect benefit to sovereign wealth fund employees.

3.	Use of Third Parties

In any transactions or potential transactions involving non-U.S. governments, entities owned or controlled by non-U.S. governments, foreign officials, or sovereign wealth funds, LCM will conduct reasonable due diligence with respect to any third parties engaged to assist in the transaction. In addition, any written agreement in connection with proposed activities will be approved by the Chief Compliance Officer or a member of the Senior Management Team prior to execution.

[4]	A “sovereign wealth fund” generally means a state-owned investment fund. Employees of a sovereign wealth fund are generally considered foreign officials, regardless whether fund assets are held by a central bank or by the national government itself.

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Appendix III: Political Contributions and Lobbying Policy

Lee Capital Management, LP Political Contributions and Lobbying Policy

A.	Background

Rule 206(4)-5 under the Advisers Act, and other federal, state and local regulations, impose strict regulations relating to political contributions and solicitations by organizations and individuals. Certain political contributions by Lee Capital Management LP (“LCM”) or its individual Access Persons, may have severe business and regulatory consequences for LCM. These consequences include being restricted, or “timed out,” for some period from doing business with certain public pension funds and other state and local governments, such as being hired to manage government assets directly or obtaining government entities as Clients of LCM.

The regulations also prohibit LCM from paying third parties to solicit government entities for advisory business, unless such third parties are registered broker-dealers, registered investment advisers or registered municipal advisors (“regulated persons”) and subject to certain political contribution requirements as well.

State and local laws also impose requirements on persons that make payments to, or otherwise confer benefits on, directly or indirectly, certain state or local officials and candidates for state or local office. Those state and local laws may restrict the hiring of “placement agents” to assist in soliciting investments from state and local pension funds, or restrict the making or soliciting of campaign contributions to state or local candidates and officeholders. In some cases, state and local laws may require registration by LCM or its Access Persons as “lobbyists” before they approach public pension fund officials to seek investments.

B.	Procedures

LCM has adopted the following procedures in order to achieve compliance with these requirements:

1.	Political Contributions

a.	General Prohibition. Access Persons (and their Related Persons) are prohibited from making any political contribution to an elected official or candidate for office of a state or local government without the prior written approval of the Chief Compliance Officer. A form of Political Contribution pre-clearance is provided in Exhibit Q. Additionally, in accordance with the “look back” provision of Advisers Act Rule 206(4)-5, upon becoming an employee (upon hire or otherwise), individuals will be required to disclose all political contributions made during the 2 years prior to becoming an Access Person. Employees will disclose such political contributions using the form attached to this Code as Exhibit R.

●	The term official is broadly defined and includes both elected officials and candidates.

●	A Related Person has the same meaning as in the Code of Ethics and means your spouse (unless they do not live in the same household as you and you do not contribute in any material way to their support); your minor children or a relative who shares your home; or other persons who through any contract, arrangement, understanding or relationship provide you with sole or shared voting or investment power over such securities.

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●	Federal officials and candidates. The SEC rule does not directly cover contributions to candidates for federal offices. However, if the candidate in question is, as of the date a contribution is made, an applicable state or local-level office holder, the rule will apply. Therefore, if you plan to make a contribution to, or solicit contributions for, a candidate for a federal office, you should consult with the Chief Compliance Officer to clarify whether any restrictions may be imposed on such contribution.

b.	Political Action Committees and Political Party Committees. You and your Related Persons are prohibited from making any contributions or payments to any political action committee (“PAC”) or political party committee without the prior written approval (which may be electronic) of the Chief Compliance Officer.

You and your Related Persons are also prohibited from soliciting or coordinating any political contributions and payments to any government official, PAC, or political party committee without the prior written approval (which may be electronic) of the Chief Compliance Officer.

If you control, coordinate the activities of, or solicit for any PAC, you must report this promptly to the Chief Compliance Officer. Your control of, or other activities with respect to, any PAC may raise significant issues under this Policy and therefore LCM may require you to take actions in this regard.

You must exercise care and prudence in any activities that could be considered soliciting or coordinating contributions. You cannot do anything indirectly which, if done directly, would violate this Policy. For example, you should never request that a person or entity make a contribution that you are not permitted to make under the terms of this Code.

c.	Corporate Resources. In the event approval for a contribution is granted, Access Persons are prohibited from using corporate funds to make any political contribution to any “political entity.” This includes the in-kind contribution of LCM assets or use of LCM facilities.

●	A “political entity” includes any official (as defined above), political candidate, political party, political committee, or political organization established under Section 527 of the Internal Revenue Code.

d.	Third Parties. LCM will monitor any solicitation and placement agent arrangements (including existing agreements) to reflect the requirements of the SEC rule and applicable state or local laws and rules.

e.       LCM Policy. In the event that a proposed contribution appears to be consistent with applicable laws and regulations, it is LCM’s policy generally to approve such contribution.

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2.	Lobbying

These policies and procedures are intended to assist LCM in complying with the requirements of certain state and local lobbying laws, including the New York City Lobbying Law.

General Prohibition:

Access Persons are prohibited from making any payments to, giving any gift or anything of value, or otherwise conferring benefits on, directly or indirectly, any “state or local public official” without the prior written approval (which may be electronic) of the Chief Compliance Officer.

●	The term “state or local public official” is broadly defined and includes state and local officials, such as state comptrollers, their staff, the boards of trustees of state and local pension funds and retirement systems, and members of their staffs.

●	Payments include benefits, such as travel or entertainment. They also include gifts, discounts, consulting fees, use of materials, facilities or equipment, lodging, insurance benefits, and promise of future employment, as well as providing anything of value to a third party where the state or local public official is likely to derive value; for example, giving a gift to a family member of a state or local public official or providing a suggested donation to a charity favored by the official.

●	You should consult with the Chief Compliance Officer if you have any questions about these provisions.

●	Lobbyist. Upon approval by the Chief Compliance Officer, an Employee may be permitted to engage in certain activities covered by the General Prohibition above. Such Employee may be required to register as a “lobbyist” and make certain filings in accordance with applicable rules and requirements. Upon registration as a lobbyist, you will be required to comply with certain requirements imposed upon your activities as a consequence of such registration.

●	Some states and localities have lobbying disclosure laws that may require registration as a lobbyist by any Employee who seeks to solicit an investment on behalf of LCM from public pension funds in those states and localities. Before contacting public pension funds, Access Persons should check with the Chief Compliance Officer to determine whether lobbying registration is required in advance of such marketing contacts.

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Exhibit A: Designation of Personnel

As of August 2017

Management Board– Joseph L. Demmler, Nathan Eigerman and Kevin Orr

Chief Compliance Officer – Jeffrey S. Feinberg, Esq.

Exhibit A-1

Exhibit B: Form of Acknowledgement under the Code of Ethics

I acknowledge that I have received the LCM Code of Ethics and that I have read and understand and agree to abide by it.

I hereby represent that all my personal securities transactions will be effected in compliance with the detailed requirements of the Code of Ethics. I also confirm that I have instructed all brokerage or other firms where I maintain an investment account to supply duplicate copies of my confirmations and monthly and quarterly account statements to the Chief Compliance Officer. Further, I understand that the Chief Compliance Officer may provide copies of all such trade confirmation and statements to a third party consultant or outside legal counsel.

In addition to the representations contained throughout the Compliance Manual and Code of Ethics, I hereby certify that I have never been found civilly liable for nor criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge, threatened by any person or authority.

Signed:

Print Name:

Date:

COMPLIANCE RECEIPT:

Signature

Print Name:

Title:

Date:

Exhibit B-1

Exhibit C: List of Personal Accounts

THIS DOCUMENT HAS BEEN SUPERCEDED BY USE OF

THE ELF SYSTEM

LIST OF PERSONAL ACCOUNTS

Name of Access Person:

Date of Submission of Report:

The following sets forth all of my Personal Accounts (as defined in Section 12 of LCM’s Code of Ethics) in which I have beneficial ownership in (as defined in Section 12 of the Manual).

Name of Account and Number (including brokerage accounts and bank accounts which are used substantially as brokerage accounts)	Firms through which Transactions are Effected	Method of Transmission to CCO of brokerage statements (i.e. e-mail or hard copy?)

*Add additional lines as necessary

OR

           I do not have any Personal Accounts (as defined in Section 12 of LCM’s Code of Ethics)

In addition, I certify that I will update LCM at the end of each calendar quarter if and when there are changes to the information identified above.

Signature of Access Person

Chief Compliance Officer

Exhibit C-1

THIS DOCUMENT HAS BEEN SUPERCEDED BY USE OF

THE ELF SYSTEM

Exhibit D: Form of Pre-Clearance of Personal Securities

Subject to certain exemptions set forth in LCM’s Code of Ethics, pursuant to the foregoing Code of Ethics, Access

Access Persons should complete Sections the below and submit this pre-clearance form to the Chief Compliance Officer.

Investment Information

Issuer:

Equity Investments

Number of Shares:                                                                          Common/Preferred (please circle)

Debt Investments

Interest Rate:                                                                                    Maturity Date:

Transaction Information

Transaction Type:                 Purchase                 Sale                 Short Sale                 (please circle)

Trade Date:

Estimated Price:

Broker/Dealer

(Please circle)
Is the security on the “Restricted Security” List?	Yes or No

Is the investment an initial public offering?	Yes or No

Is it a private placement or investment opportunity of limited availability?	Yes or No

Do you have any material non-public information regarding this trade?	Yes or No

I have read the most recent version of the Firm’s Code of Ethics and related Procedures and Policy Statement on Insider Trading within the past year. I believe that this transaction complies with the Code and related Procedures and Policy Statement on Insider Trading. I understand that pre-clearance will only be in effect for 1 business day from the date of the Chief Compliance Officer’s signatures.

Employee Name

Employee Signature	Date

DISPOSITION OF REQUEST

Approved / Denied

By: Compliance Officer	Date

Exhibit D-1

THIS DOCUMENT HAS BEEN SUPERCEDED BY USE OF

THE ELF SYSTEM

Exhibit E: Form of Pre-Clearance of IPO Investments

Employee name:

Date of request:

Name of issuer:

Expected symbol of security:

If a debt security, please describe the security.

If an equity security, will common or preferred shares be issued?

Expected date of public offering:

Name of underwriting firm where security will be held:

Employee Certification:

I have read the most recent version of the Firm’s Code of Ethics and related Procedures and Policy Statement on Insider Trading within the past year. I believe that this transaction complies with the Code and related Procedures and Policy Statement on Insider Trading.

Signature

Print Name:

Date

Approval:

Compliance Review Print or Type Name

Signature                                                                                          Time                            Date

Exhibit E-1

THIS DOCUMENT HAS BEEN SUPERCEDED BY USE OF

THE ELF SYSTEM

Exhibit F: Form of Pre-Clearance of Private Investments

Employee Name:

Expected Date of Transaction:

Date (or expected date) of Transaction:

Name of Investment:

Type of Investment: Hedge, Private Equity or Venture Capital Fund or Investment

Hedge, Private Equity or Venture Capital Fund or Investment

Type of transaction:                        Purchase                                         Sale

Amount of shares:

Type of company (industry) (if applicable)

Is the general partner, managing member or other sponsor of the fund affiliated with your or any LCM entity:          Yes          No

If yes, please explain:

How did you come across the transaction?

Employee Certification:

I have read the most recent version of the Firm’s Code of Ethics and related Procedures and Policy Statement on Insider Trading within the past year. I believe that this transaction complies with the Code and related Procedures and Policy Statement on Insider Trading.

Signature

Print Name:

Date

Approval:

Compliance Review Print or Type Name

Signature                                                                                          Time                            Date

Exhibit F-1

THIS DOCUMENT HAS BEEN SUPERCEDED BY USE OF

THE ELF SYSTEM

Exhibit G: Form of Initial Holdings Report under the Code of Ethics

I hereby attest to the following:

●	I have read the Code of Ethics and related Procedures and Policy Statement on Insider Trading (“Code of Ethics”) and I understand that it applies to me and to all accounts in which I have any direct or indirect beneficial ownership interest. I understand that the Code of Ethics applies to Related Accounts held by my Related Persons as defined in the Personal Securities Trading Policy.

●	In accordance with the Code of Ethics, I have fully disclosed all Personal Securities and Private Placements in which I have any direct or indirect beneficial ownership interest and the name of any broker, dealer or bank with whom I maintain an account in which any Personal Securities are held. I have reported and will report all transactions in Personal Securities and Private Placements as required under the Code of Ethics and will pre-clear transactions in Personal Securities against the Restricted List through either review of the Restricted List or obtaining prior authorization for transactions in Personal Securities from the Chief Compliance Officer.

●	I have complied and will comply with all provisions of the Code of Ethics.

Personal and Related Accounts

I have listed below the names of the brokers or other financial institutions that hold my accounts. If I do not have any Personal or Related accounts, I have so indicated. If LCM has provided me a list of my accounts below, I hereby attest that this list is complete and accurate. I will notify LCM prior to opening any new Personal or Related account.

                          None

INITIAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

In connection with my new status as an Access Person of LCM, the following sets forth all of my holdings in Reportable Securities (as defined in Section IV.B. of LCM’s Code of Ethics) that are held in my Personal Accounts (as defined in Section II.A. of LCM’s Code of Ethics).

Title and Type of Security	Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares Held	Principal Amounts of Shares	Broker/Dealer Or Bank Where Securities Are Held

Exhibit G-1

*Add additional lines as necessary

OR

____	I have attached hereto duplicate copies of brokerage statements for all of my Personal Accounts, as such term is defined in Section II.A of the Code of Ethics, which accurately reflect all of my Reportable Securities as of the date set forth below.[5]

OR

____	No holdings in Reportable Securities as of the date set forth below.

The undersigned Access Person certifies that all information contained in this report is true and correct as of                        , 201      (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

[5]	Note to Access Persons: Holdings of Reportable Securities in Personal Accounts that are not otherwise reflected on the attached brokerage statements (e.g., limited offerings) must be included in this report.

Exhibit G-2

THIS DOCUMENT HAS BEEN SUPERCEDED BY USE OF

THE ELF SYSTEM

Exhibit H: Form of Annual Holdings Report under the Code of Ethics

I hereby attest to the following:

●	I have read the Code of Ethics and related Procedures and Policy Statement on Insider Trading (“Code of Ethics”) and I understand that it applies to me and to all accounts in which I have any direct or indirect beneficial ownership interest. I understand that the Code of Ethics applies to Related Accounts held by my Related Persons as defined in the Personal Securities Trading Policy.

●	In accordance with the Code of Ethics, I have fully disclosed all Personal Securities and Private Placements in which I have any direct or indirect beneficial ownership interest and the name of any broker, dealer or bank with whom I maintain an account in which any Personal Securities are held. I have reported and will report all transactions in Personal Securities and Private Placements as required under the Code of Ethics, and will pre-clear transactions in Personal Securities against the Restricted List through either review of the Restricted List or obtaining prior authorization for transactions in Personal Securities from the Chief Compliance Officer.

●	I have complied and will comply with all provisions of the Code of Ethics.

Personal and Related Accounts

I have listed below the names of the brokers or other financial institutions that hold my accounts. If I do not have any Personal or Related accounts, I have so indicated. If LCM has provided me a list of my accounts below, I hereby attest that this list is complete and accurate. I will notify LCM prior to opening any new Personal or Related account.

                          None

LIST OF PERSONAL ACCOUNTS ANNUAL ATTESTATION:

I certify that as of January 30, 201     , the foregoing accounts are my only Personal Account(s) which are subject to LCM’s Code of Ethics. Initial:

Name on Account and Account Number (including brokerage accounts and bank accounts which are used substantially as brokerage accounts)	Firm(s) through which Transactions are Effected	Method of Transmission to CCO of brokerage statements (i.e. e-mail or hard copy?)

The following sets forth all of my holdings in Reportable Securities (as defined in Section IV.B of LCM’s Code of Ethics) that are held in my Personal Accounts (as defined in Section II.A of LCM’s Code of Ethics) as of December 31, 201    . (the “Annual Holdings Certification Date”).

Title and Type of Security	Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares Held	Principal Amounts of Shares	Broker/Dealer Or Bank Where Securities Are Held

Exhibit H-1

*Add additional lines as necessary

OR

____

I have attached hereto duplicate copies of brokerage statements for all of my Personal Accounts, as such term is defined in Section 12 of the Code of Ethics, which accurately reflect all of my Reportable Securities as of the date set forth below.[6]

OR

____	No holdings in Reportable Securities as of the date set forth below.

The undersigned Access Person certifies that all information contained in this report is true and correct as of                , 201_ (which must be a date within 45 days of the Annual Holdings Certificate Date).

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

[6]	Note to Access Persons: Holdings of Reportable Securities in Personal Accounts that are not otherwise reflected on the attached brokerage statements (e.g., limited offerings) must be included in this report.

Exhibit H-2

Exhibit I: Quarterly Transaction Report for Access Persons

Name of Access Person:

The following sets forth all of the transactions in Reportable Securities (as defined in Section 12 of LCM’s Code of Ethics), in addition to any transactions set forth in any trade confirms or brokerage statements sent to the Chief Compliance Officer, made in my Personal Accounts (as defined in Section 12 of LCM’s Code of Ethics) for the quarter beginning on                      and ending on                            .7

Date of Transaction	Nature of Transaction (i.e., purchase, additional subscription)	Title and Type of Security	Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares	Price of Security at which Transaction was Effected	Principal Amount	Interest Rate	Broker/ Dealer or Bank Where Securities Are Held

*Add additional lines as necessary

OR

____	No transactions in Reportable Securities (as defined in Section 12 of LCM’s Code of Ethics)

The undersigned Access Person certifies that all information contained in this report is true and correct as of (check appropriate):

December 31, 201_

March 31, 201_

June 30, 201_

September 30, 201_

Personal Accounts

              I certify that there have not been any changes in the list of Personal Accounts (as defined in Section 12 of LCM’s Code of Ethics) that I provided to LCM upon becoming an Access Person (as defined in Section 6 of LCM’s Code of Ethics); or

              I certify that there have been changes in the list of Personal Accounts (as defined in Section 12 of LCM’s Code of Ethics) that I provided to LCM upon becoming an Access Person (as defined in Section 6 of LCM’s Code of Ethics) and I have provided an updated list of Personal Accounts to LCM.

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

[7]	Note to Access Persons: Transactions in Reportable Securities that are not reflected in brokerage statements provided to the Chief Compliance Officer must be disclosed in this report.

Exhibit I-1

Exhibit J: Form of Nondiscretionary Account Exemption

LCM Nondiscretionary Account Exemption under the Code of Ethics Initial/Annual Certification

SEC Rule 204A-1 provides that a registered investment adviser must establish, maintain and enforce a written code of ethics that requires, among other things, its supervised persons who have access to nonpublic information regarding securities transactions to report their personal securities holdings and transactions to LCM. The Rule provides an exception to these reporting requirements where the supervised person’s securities are held in an account over which he or she has “no direct or indirect influence or control.” (“Nondiscretionary Account”).

Please provide the following information for each Nondiscretionary Account which you are reporting to LCM under the Code of Ethics:

Full name of account:

Account number:

Financial institution:

Name of trustee or third-party manager with discretionary investment authority:

Do you have any affiliation with the trustee or third-party manager? If so, please describe.

Please answer the following questions for the time period set forth below: Time Period: Initial Reporting to Present

●	Did you have any direct or indirect influence or control over the Nondiscretionary Account during the time period? Y or N

●	Did you suggest that the trustee or third-party discretionary manager make any particular purchases or sales of securities during the time period? Y or N

●	Did you direct the trustee or third-party discretionary manager to make any particular purchases or sales of securities during the time period? Y or N

●	Did you consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account during the account period? Y or N

●	If you had any discussions with the trustee or third-party discretionary manager concerning account holdings, were these discussions limited to summaries, descriptions or explanation of account activity by such trustee or third-party discretionary manager without such trustee or third-party discretionary manager receiving directions or suggestions from you? Y or N

Signed:

Print Name:

Date:

Exhibit J-1

Exhibit K: Request for Approval of Outside Activities*

Background

1.	Name of Firm/Description of Proposed Outside Activity:

2.	Is this Firm in the investment advising, financial planning, asset management, brokerage or similar industry?

☐ Yes        ☐ No

3.	Will LCM’s name be used in connection with such activity (e.g., included in a biography)?

☐ Yes        ☐ No

4.	Will you have a position as an officer or director?

☐ Yes        ☐ No

If “yes” to question 4 above, will such organization maintain an officer’s and director’s liability policy in addition to any indemnification that you may be otherwise provided by such outside activity (provide details of any and all such coverage/indemnification):

5.	Duties in connection with such activity:

6.	Estimated amount of time spent on such activity (yearly basis):

7.	Will you or any related party receive any economic benefit for your participation in such activity?

☐ Yes        ☐ No

If “yes”, description of economic benefit:

8.	Do you believe that your involvement in this outside activity will cause any direct or indirect conflict of interest with the business of LCM or its Clients?

☐ Yes        ☐ No

If “yes,” please describe the conflict of interest:

The Access Person represents that such activity does not violate any law or regulation, will not or does not interfere with his/her responsibilities to LCM, compete with or conflict with any interest of LCM. The Access Person represents that he or she will bring to the attention of LCM any potential conflicts of interest that arise due to such activity.

*	Access Persons of LCM should note that pre-approval will not be required for outside activities related to charities, non-profit organizations/clubs or civic/trade associations. However, Access Persons will still need to summarize/update such activities on the annual update form attached hereto as Exhibit L.

Exhibit K-1

Name of Access Person:

Date:

COMPLIANCE RECEIPT:

☐ Request Approved           ☐ Request Denied

Name:

Date:

Exhibit K-2

Exhibit L: Annual Outside Activity/Insider Disclosure Statement

Outside Affiliations

1.	Other businesses (whether for profit or non-profit) in which I am engaged (i.e., take an active role):

Name of Business	Role

Name of Business	Role

Name of Business	Role

2.	Entities (whether for profit or non-profit) by which I am employed or receive compensation:

Name of Entity	Affiliation or Title

Name of Entity	Affiliation or Title

Name of Entity	Affiliation or Title

3.	Business organizations (whether for profit or non-profit) in which I am an officer, director, partner or employee:
		Public Co.	☐ Yes	☐ No
Name of Entity	Affiliation or Title

		Public Co.	☐ Yes	☐ No
Name of Entity	Affiliation or Title

4.	Describe interests in any securities, financial or kindred business:

5.	Do you own a significant position in any publicly held company’s securities? Describe:

Exhibit L-1

Insider Disclosure

6.	Please indicate below whether you or any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, children who are directly or indirectly dependents) is an executive officer, director or 5% or greater stockholder of a public company?

	Name of Family Member	Relationship

	Name of Entity	Affiliation or Title

	Name of Family Member	Relationship

	Name of Entity	Affiliation or Title

7.	Please indicate below whether you or any member of your immediate family has a personal or business relationship with any entities that LCM does business with or seeks to do business with or any entities in the investment advisory industry.

	Name of Family Member	Relationship

	Name of Entity	Affiliation or Title

	Name of Family Member	Relationship

	Name of Entity	Affiliation or Title

8.	Check Here if you have no outside business activities to report: ☐

The Access Person represents that he/she reasonably believes that the activity(ies) disclosed above does not violate any law or regulation, will not or does not interfere with his/her responsibilities to LCM and does not compete with or conflict with any interest of LCM. The Access Person represents that he or she will bring to the attention of the Chief Compliance Officer any potential conflicts of interest that arise due to such activity.

Exhibit L-2

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

ACCESS PERSON:

Name

Date

COMPLIANCE RECEIPT:

Name

Date

Exhibit L-3

Exhibit M: Form of Disciplinary Questionnaire

Instructions: Please respond to all questions and requested information. Complete written details of all events or proceedings (if any) must be provided. An executed copy of this form should be provided to the Chief Compliance Officer.

Criminal Actions

1.	Have you ever:

	a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?	☐ Yes	☐ No

	b.	been charged with any felony?	☐ Yes	☐ No

2.	Based upon activities that occurred while you exercised control over it, has an organization ever:

	a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to any felony?	☐ Yes	☐ No

	b.	been charged with any felony?	☐ Yes	☐ No

3.	Have you ever:

	a.	been convicted of or pled guilty to or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	☐ Yes	☐ No

	b.	been charged with a misdemeanor specified in 3(a)?	☐ Yes	☐ No

4.	Based upon activities that occurred while you exercised control over it, has an organization ever:

	a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to a misdemeanor specified in 3(a)?	☐ Yes	☐ No

	b.	been charged with a misdemeanor specified in 3(a)?	☐ Yes	☐ No

Regulatory Disciplinary Actions

5.	Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

	a.	found you to have made a false statement or omission?	☐ Yes	☐ No

	b.	found you to have been involved in a violation of its regulations or statutes?	☐ Yes	☐ No

	c.	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes	☐ No

	d.	entered an order against you in connection with investment-related activity?	☐ Yes	☐ No

	e.	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐ Yes	☐ No

Exhibit M-1

6.	Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

	a.	found you to have made a false statement or omission or been dishonest, unfair or unethical?	☐ Yes	☐ No

	b.	found you to have been involved in a violation of investment-related regulation(s) or statute(s)?	☐ Yes	☐ No

	c.	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes	☐ No

	d.	entered an order against you in connection with an investment-related activity?	☐ Yes	☐ No

	e.	denied, suspended or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?	☐ Yes	☐ No

7.	Has any self-regulatory organization or commodities exchange ever:

	a.	found you to have made a false statement or omission?	☐ Yes	☐ No

	b.	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the U.S. Securities and Exchange Commission)?	☐ Yes	☐ No

	c.	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes	☐ No

	d.	disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	☐ Yes	☐ No

8.	Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?		☐ Yes	☐ No

9.	Have you been notified, in writing, that you are now the subject of any:

	a.	regulatory complaint or proceeding that could result in a “yes” answer to any part of 5, 6 or 7?	☐ Yes	☐ No

	b.	Investigation that could result in a “yes” answer to any part of 1, 2, 3 or 4?	☐ Yes	☐ No

Civil Judicial Actions

10.	Has any domestic or foreign court ever:

	a.	enjoined you in connection with any investment-related activity?	☐ Yes	☐ No

	b.	found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	☐ Yes	☐ No

	c.	dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐ Yes	☐ No

11.	Are you named in any pending investment-related civil action that could result in a “yes” answer to any part of 10?		☐ Yes	☐ No

Exhibit M-2

Customer Complaints

12.	Have you ever been named as a respondent/defendant in an investment-related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

	a.	is still pending; or	☐ Yes	☐ No

	b.	resulted in an arbitration award or civil judgment against you, regardless of amount; or	☐ Yes	☐ No

	c.	was settled for an amount of $10,000 or more?	☐ Yes	☐ No

13.	Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?		☐ Yes	☐ No

14.	Within the past twenty-four (24) months, have you been the subject of an investment-related, consumer-initiated, written complaint, not otherwise reported under question 12 or 13 above, which:

	a.	alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;	☐ Yes	☐ No

	b.	alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	☐ Yes	☐ No

Terminations

15.	Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:

	a.	violating investment-related statutes, regulations, rules or industry standards of conduct?	☐ Yes	☐ No

	b.	fraud or the wrongful taking of property?	☐ Yes	☐ No

	c.	failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?	☐ Yes	☐ No

Financial

16.	Within the past 10 years:

	a.	have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	☐ Yes	☐ No

	b.	based upon events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	☐ Yes	☐ No

	c.	based upon events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?	☐ Yes	☐ No

Exhibit M-3

17.	Has a bonding company ever denied, paid out on or revoked a bond for you?	☐ Yes	☐ No

18.	Do you have any unsatisfied judgments or liens against you?	☐ Yes	☐ No

Rule 506(d)

19.	Are you subject to a United States Postal Service false representation order entered within five years prior to the Effective Date, or (ii) are you, as of the Effective Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?	☐ Yes	☐ No

I certify and acknowledge that the above statements are true and correct to the best of my knowledge and agree to immediately notify LCM if such information becomes inaccurate in any way.

ACCESS PERSON:

Name

Date

COMPLIANCE RECEIPT:

Name

Date

Exhibit M-4

Exhibit N: Notification of Benefits/Gifts Received

     Instructions: Certain benefits or gifts involving a third party business contact must be conveyed to the Chief Compliance Officer (pursuant to the guidelines of this Code). Specifically, Access Persons are required to notify the Chief Compliance Officer of any Gifts accepted from, or given to, a Business Partner that exceed $1,000 in any calendar year. In connection with this policy, please complete this form and provide an executed copy of the completed form to the Chief Compliance Officer.

Reason for Submitting Form:

GIFT/BENEFIT RECEIVED: ☐

GIFT/BENEFIT PROVIDED: ☐

Background:

Employee Receiving/Providing Benefit

Third Party Involved

Name of Investor(s) Involved

Date Benefit Received/Provided

Identify Benefit and Estimated Value

Brief Description of Circumstance and/or Business Reason for Gift/Benefit

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

ACCESS PERSON:

Name

Date

COMPLIANCE RECEIPT:

Name

Date

Exhibit N-1

Exhibit O: Attestation Relating to Permitted Electronic Communications

Lee Capital Management LP (“LCM”)
Attestation Relating to Permitted Electronic Communications

I acknowledge that I have received LCM’s policies relating to Email, Chat, IM and Text Messaging (“Policy”) which are part of the Code of Ethics. I have read the Policy and understand that it applies to me. I accept and agree to comply with the Policy and the rules and restrictions stated therein.

Signed:	Print Name:
Date:

Update Version 3.0
September 2020

Exhibit O-1

Exhibit P: Foreign Corrupt Practices Act (“FCPA”) Compliance – Pre-Clearance Form

Instructions: Access Persons must complete this Pre-Clearance Form prior to making any payment or giving any gift or other thing of value (including paying for entertainment or travel-related expenses), or offering to do the same, to any:

•	official of a foreign government;
•	employee of any government-controlled foreign business;
•	sovereign wealth fund, employee or representatives of a sovereign wealth fund, or third party associated with a sovereign wealth fund’s investment process or investment due diligence; or
•	foreign political party or official or candidate for foreign political office.

I.	Background:

Name of Foreign Counter-Party

Employee Involved

Name of Client (s) Involved

Payment or Gift and Estimated Value

Anticipated Date of Payment/Gift

II.	Additional Detail:

Please use the space provided below to describe any additional details which may be relevant to the Chief Compliance Officer’s review of the proposed payment/gift:

III.	Representation and Signature

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Final Version 3.0
June 2018

Exhibit P-1

Access Person’s Name (please print)

	Access Person’s Signature	Date

IV.	Disposition of Pre-Clearance Request

☐ Request Approved ☐ Request Denied

Name:

Date:

Final Version 3.0
June 2018

Exhibit P-2

Exhibit Q: Form of Pre-Clearance and Notification of Political Contributions

Instructions: Complete Sections I, II and III of the form. Documentation supporting or explaining the political contribution (if any) must be attached and provided directly to the Chief Compliance Officer.

I am:

☐ Requesting Pre-Clearance.

☐ Providing Notification.

I.	Political Contribution Details

Name of Elected Official or Candidate

Office or Role of Elected Official/Candidate/Political Party/PAC within the government entity

State, Local or Municipal Government, Political Party or PAC that the Elected Official/Candidate represents

Amount of intended political contribution

Name of individual (or entity) who made the political contribution

Approximate date on which the political contribution will be made

II.	Related Issues
Have you, your spouse and any other immediate family member(s) made prior political contributions to the above-referenced Elected Official/Candidate, Political Party or PAC?

☐ Yes ☐ No

If yes, explain:

Are you aware of any relationship (including ongoing marketing efforts) between LCM and the State, Local or Municipal government, Political Party or PAC represented by the above-referenced Elected Official/Candidate?

☐ Yes ☐ No

If yes, explain:

Final Version 3.0
June 2018

Exhibit Q-1

III.	Additional Detail

Please use the space provided below to describe any additional details which may be relevant to the Chief Compliance Officer’s review of the proposed political contribution:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Signature

Print Name:

Date:

IV.	Recommended Response or Course of Action to be Taken

To be completed by Chief Compliance Officer

Describe recommended course of action to be taken:

Signature

Print Name:

Title:

Date:

Final Version 3.0
June 2018

Exhibit Q-2

Exhibit R: Form of Political Contribution Disclosure for New Hires

Instructions: Under Advisers Act Rules, you must disclose to LCM certain political contributions made within 2 years prior to your hire date (or the date on which you became an “Access Person”, as such term is defined in LCM’s Code). More specifically, use this form to disclose any political contributions you made, over the past two years, to incumbents, candidates or successful candidates for elective office of a government entity if the office: (i) could in any way be responsible for the hiring of LCM or (ii) has the authority to appoint any person responsible for the hiring of LCM. Complete Sections I, II and III of the form and attach additional pages as needed. Documentation supporting or explaining the political contribution (if any) must be attached and provided directly to the Chief Compliance Officer.

I.	Political Contribution Details

Name of Elected Official or Candidate

Office or Role of Elected Official/Candidate/Political Party/PAC within the government entity

State, Local or Municipal Government, Political Party or PAC that the Elected Official/Candidate represents

Amount of political contribution

Name of individual (or entity) who made the political contribution

Date on which the political contribution was made

II.	Related Issues

Have your spouse or any other immediate family member(s) made political contributions to the above-reference Elected Official/Candidate, Political Party or PAC?

☐ Yes ☐ No

If yes, explain:

Final Version 3.0
June 2018

Exhibit R-1

Are you aware of any relationship (including ongoing marketing efforts) between LCM and the State, Local or Municipal government, Political Party or PAC represented by the above-referenced Elected Official/Candidate?

☐ Yes ☐ No

If yes, explain:

III.	Additional Detail

Please use the space provided below to describe any additional details which may be relevant to the Chief Compliance Officer’s review of your prior political contribution:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Signature

Print Name:

Date:

IV.	Recommended Response or Course of Action to be Taken

To be completed by Chief Compliance Officer

Describe recommended course of action to be taken:

Signature

Print Name:

Title:

Date:

Final Version 3.0
June 2018

Exhibit R-2